Exhibit 24

NEOGEN CORPORATION POWER OF ATTORNEY

Excerpt from the Unanimous Written Consent of the Board of Directors of Neogen Corporation adopted as of October 19, 2026:

The undersigned, being all of the members of the Board of Directors of Neogen Corporation, a Michigan corporation (the "Company"), adopted the following resolution by unanimous written consent:

"FURTHER RESOLVED, that Mikhael Nassif, President and Chief Executive Officer, and R. Bryan Riggsbee, Chief Financial Officer, and each of them, are hereby appointed as attorneys-in-fact and agents, with full power of substitution, to sign the Registration Statements and any and all amendments thereto (including post-effective amendments) on behalf of the Company and its officers and directors, and that Jennifer Evans Stacey, Chief Legal & Compliance Officer and Corporate Secretary, is hereby designated as the Company's agent for service named in the Registration Statements."

As used above, "Registration Statements" means (i) the Company's Registration Statement on Form S-8 registering 11,350,000 additional shares of common stock, par value $0.16 per share, issuable under the Neogen Corporation Amended and Restated Omnibus Incentive Plan, and (ii) the Company's Registration Statement on Form S-8 registering 5,000,000 additional shares of such common stock issuable under the Neogen Corporation Employee Stock Purchase Plan.

Adopted as of October 19, 2026.

/s/ James C. Borel	/s/ Jeffrey D. Capello
James C. Borel	Jeffrey D. Capello

/s/ Ronald D. Green, Ph.D.	/s/ Aashima Gupta
Ronald D. Green, Ph.D.	Aashima Gupta

/s/ Mikhael Nassif	/s/ Avi Pelossof
Mikhael Nassif	Avi Pelossof

/s/ Raphael A. Rodriguez	/s/ Andrea F. Wainer
Raphael A. Rodriguez	Andrea F. Wainer

/s/ Catherine E. Woteki, Ph.D.
Catherine E. Woteki, Ph.D.

CERTIFICATE OF CORPORATE SECRETARY

I, Jennifer Evans Stacey, Chief Legal & Compliance Officer and Corporate Secretary of Neogen Corporation, certify that the foregoing is a true and correct excerpt of a resolution duly adopted by unanimous written consent of the Board of Directors of the Company as of October 19, 2026, signed by each director of the Company, and that such resolution has not been modified or rescinded and remains in full force and effect.

Date: October 20, 2026 /s/ Jennifer Evans Stacey
Jennifer Evans Stacey